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                                                                   EXHIBIT 10.23

                             STOCK OPTION AGREEMENT

     Stock Option Agreement made as of the 1st day of May, 2000 (the "Grant Date"), between US WATS, Inc. (the "Company"), and MIKE MCANULTY("Optionee").

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of common stock of the Company ("Common Shares") as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1.   Grant of Option. The Company hereby grants to the Optionee the right
          ---------------
          and option (the "Option") to purchase all or any part of an aggregate of 500 Common Shares.

     2.   Purchase Price. The purchase price per share of the Common Shares
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          covered by the Option shall be $1.25

     3.   Term. Unless earlier terminated pursuant to any provision of the Plan
          ----
          or this Option Agreement, this Option shall expire on May 1, 2003 (the "Expiration Date").

     4.   Exercise of Option. The Options are exercisable as follows:
          ------------------

                Number of Shares                     Date Exercisable
                ----------------                     ----------------

                500                                  May 1, 200l

                The Options shall remain exercisable, subject to the provision of this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the option.
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     5.   Method of Exercising Option. Subject to the terms and conditions of
          ---------------------------
          this Option Agreement, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 3331 Street Road, 2 Greenwood Square, Suite 275, Bensalem, Pennsylvania 19020. Such notice (a suggested form of which is attached as Exhibit
          A) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the Optionee; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof; and shall be accompanied by payment of the full Option price of such shares.

          The Option price shall be paid to the Company in cash.

          Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or upon the written order of the Optionee. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

     6.   Shares to be Purchased for Investment. Unless the Company has
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          heretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1993 and the Company has not thereafter notified the Optionee that such registration is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view of distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other
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          evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

     7.   Non-Transferabilitv of Option. This Option is not assignable or
          -----------------------------
          transferable, in whole or in part, by the Optionee.

     8.   Corporate Transactions. In the event of a corporate transaction (as
          ----------------------
          that term is described in section 424(a) of the Internal Revenue Code of 1986, as amended and the Treasury Regulations issued thereunder, as for example, a merger, consolidation, acquisition of property of stock, separation, reorganization or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation. The Corporation's Board of Directors, in its discretion, may accelerate, in whole or in part, the date on which any outstanding Options become exercisable. The Board of Directors also, may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction.

     9.   Withholding of Taxes. The obligation of the Company to deliver Common
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          Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

     10.  Determinations. The Optionee hereby agrees to accept as binding,
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          conclusive and final all decisions and interpretations of the Board and the Committee as to any questions arising under this Option Agreement.

     11.  Governing Law. This Option Agreement shall be construed in accordance
          -------------
          with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of New York.
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     12.  Financial Information. The Company will comply with Section 240.140.46
          ---------------------
          of Title 10, California Administrative Code, which requires the
          Company to deliver financial statements at least annually to the Optionee.


     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officers thereunto duly authorized. and the Optionee has hereunto set his hand and seal, as of the date below signed.

     [Corporate Seal]                        US WATS, Inc.

     Attest: __________________________      By:  /s/ [ILLEGIBLE]^^
                                                ---------------------------
                                                  Michael McAnulty
                                                  Chief Financial Officer
                                                  Date: 5/1/00



                                             OPTIONEE

                                                 /s/ [ILLEGIBLE]^^
                                             -------------------------------
     Witness                                     Date: 5/12/00